UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2010 (October 21, 2010)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On October 21, 2010, Behringer Harvard REIT I, Inc. (the “Registrant” or the “Company”) entered into a reimbursement agreement with Behringer Harvard Holdings, LLC, our sponsor, and Robert M. Behringer, our director and chairman of the board.  We have agreed to reimburse Behringer Harvard Holdings, LLC and Mr. Behringer for amounts and costs incurred in connection with the guaranty of certain obligations under the loan agreements for our Colorado Building, 250 West Pratt and 1300 Main properties.

The information set forth above with respect to the reimbursement agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 7.01.                                          Regulation FD Disclosure.

On October 22, 2010, we sent a mailing to stockholders in response to a mini-tender offer by CMG Acquisition Co., LLC for up to 1,000,000 shares, or 0.34%, of the Company’s outstanding common stock.  A copy of the mailing to stockholders, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Reimbursement Agreement, dated October 21, 2010, between Behringer Harvard REIT I, Inc., Behringer Harvard Holdings, LLC and Robert M. Behringer

99.1                           Mailing to Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: October 26, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description

10.1	Reimbursement Agreement, dated October 21, 2010, between Behringer Harvard REIT I, Inc., Behringer Harvard Holdings, LLC and Robert M. Behringer

99.1	Mailing to Stockholders